Exhibit 5.6



                       Opinion and Consent of Joel Pensley



                                  Joel Pensley
                                 Attorney at Law
                          276 Fifth Avenue (Suite 715)
                            New York, New York 10001
                                  212-725-7110
                               Fax: 212-725-7527


                                        September 22, 1998

American Bio Medica Corporation
300 Fairview Avenue
Hudson, New York 12534


                     Re: Registration Statement on Form S-3

Gentlemen:

     I refer to the registration statement on Form S-3 (the "Registration Statement") of American Bio Medica Corporation, a New York corporation (the "Company"), to be delivered for electronic filing to the Securities and Exchange Commission, relating to an aggregate of 1,744,103 common shares, $.01 par value each ("Common Shares") issued or issuable upon conversion of underlying Series "D" convertible preferred shares (the "Series D Preferred Shares") (subject to adjustment pursuant to Rule 416 to the Securities Act of 1933, as amended, and pursuant to the Certificate of Designation relating to the Series "D" Preferred Shares) and to 107,355 Common Shares underlying the exercise of common share purchase warrants (the "Warrants").

     In my capacity as counsel to the Company, I have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

     With respect to factual matters, I have relied upon statements and certificates of officers of the Company. I have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations I have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to me as originals and the genuineness of all signatures on all documents submitted to me.

(i)  The  Company  has  been  duly   incorporated  and  is  a  validly  existing
     corporation in good standing under the laws of the State of New York.

(ii) The Common Shares issued or to be issued upon conversion of the Series "D" Preferred Shares or exercise of the Warrants pursuant to the Registration Statement have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Legal Matters" in the prospectus incorporated in the Registration Statement.



                                   Very truly yours,

                                   /s/Joel Pensley
                                   ---------------
                                   Joel Pensley